As filed with the Securities and Exchange Commission on
                        December 12, 1997.
                                Registration No. 333-____________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________


                          Power-One, Inc.
      (Exact name of registrant as specified in its charter)
                        ___________________

       DELAWARE                                 77-0420182
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

    740 CALLE PLANO, CAMARILLO, CALIFORNIA 93012 (805) 987-8741
             (Address of principal executive offices)

           POWER-ONE, INC. EMPLOYEE STOCK PURCHASE PLAN
                     (Full title of the plan)

                         STEVEN J. GOLDMAN
                          740 CALLE PLANO
                   CAMARILLO, CALIFORNIA 93012
              (Name and address of agent for service)
                        ___________________

   Telephone number, including area code, of agent for service:
                          (805) 987-8741
                        ___________________

                            Copies to:

   STEVEN J. GOLDMAN                    KENDALL R. BISHOP
    740 CALLE PLANO                  O'MELVENY & MYERS LLP
CAMARILLO, CALIFORNIA 93012      1999 AVENUE OF THE STARS, SUITE 700
    (805) 987-8741               LOS ANGELES, CALIFORNIA  90067-6035
                                          (310) 246-6780


                 CALCULATION  OF REGISTRATION  FEE



                                   Proposed           Proposed
                                   maximum            maximum
Title of              Amount       offering           aggregate         Amount of
securities            to be        price per          offering          registration
to be registered      registered   share              price             fee

Common Stock,         3,000,000<1> $14.71875<2>       $44,156,250<2>    $13,027<2>
par value $.001       shares
per share


<1>   This Registration Statement covers, in addition to the
      number of shares of Common Stock stated above, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2>   Pursuant to Rule 457(h), the maximum offering price, per
      share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on December 9, 1997 reported in The Wall Street Journal.

<3>   The Exhibit Index included in this Registration Statement
      is at page 10.




                              PART I

                    INFORMATION REQUIRED IN THE
                     SECTION 10(a) PROSPECTUS


           The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be provided to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

                              PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents of Power-One, Inc. (the
"Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

      (a)  Prospectus dated September 30, 1997 relating to the
           Company's initial public offering of stock (containing audited financial statements for the year ended December 31, 1996); and

      (b) Quarterly Report on Form 10-Q for the Company's fiscal quarter ended September 30, 1997; and

      (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8A dated August
           19, 1997, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.    DESCRIPTION OF SECURITIES

           The Company's Common Stock, par value $.001 per share
(the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not Applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the General Corporation Law of Delaware, the Company's state of incorporation, allows Delaware companies to provide certain indemnification rights for the benefit of their officers, directors, employees and agents. The Company's Restated Certificate of Incorporation ("Certificate") and Amended and Restated Bylaws ("Bylaws") contain indemnification provisions covering directors, employees and agents of the Company.

           The Certificate requires the Company to indemnify a person covered by the indemnification provisions ("Indemnitee") to the fullest extent permitted by applicable law. The indemnification is for expenses, liabilities and losses (including but not limited to attorney's fees, judgments, amounts paid in settlements, fines and penalties) (collectively, the "Expenses") reasonably incurred by an Indemnitee named or involved in a threatened, pending or completed proceeding whether civil, administrative or criminal in nature.

           An Indemnitee is not entitled to indemnification in the following circumstances. The first is when a proceeding is initiated by him/her without the Company's prior approval. The second is when an Indemnitee's conduct (which is the subject of the proceeding) does not meet the standard of conduct (see below) called for under the Delaware indemnification statutes. Additionally, if an Indemnitee is found liable for negligence or misconduct in the performance of his/her duty to the Company in the proceeding for which indemnification is sought, he/she may be indemnified but only if the court in which the proceeding was brought finds that the Indemnitee is entitled to indemnification of expenses (and at an amount) which the court deems appropriate.

           The determination of whether an Indemnitee has met the necessary standard of conduct may be made by a majority of the Board of Directors of the Company who are not a party to the proceeding, or the Company's legal counsel pursuant to the Board's request, or the Company's stockholders. An Indemnitee's standard of conduct called for by the Delaware statute on civil disputes requires that he/she acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Company. The applicable standard on criminal matters requires that the Indemnitee have no reasonable cause to believe that his/her conduct was unlawful.

           The Company will reimburse Expenses incurred by an Indemnitee who is an officer of director of the Company in defending a proceeding even if it has not been finally resolved but only if the officer/director promises in writing to reimburse the Company for amounts advanced in case it is determined that the officer/director was not entitled to be indemnified by the Company. In case an indemnity claim is not paid within 30 days of written payment demand, the Company may be liable for the Indemnitee's costs of enforcing his indemnity rights.

           The indemnification provisions in the Certificate and Bylaws are not intended to and do not supersede, diminish or replace any other indemnity rights that an Indemnitee may presently have or acquire in the future due to, but not limited to, statutory changes, contract(s) entered into, action by the stockholders or the Board of Directors. Moreover, any repeal or modification of the current indemnification provisions in the Certificate or Bylaws will not diminish any indemnification rights that an Indemnitee may have had with respect to proceedings which arose prior to the repeal or modification of the indemnification provisions.

           In case some or all of the indemnification provisions in the Certificate or Bylaws are legally invalidated, the Company will continue to be obligated to indemnify an Indemnitee for Expenses for which indemnification is available under the indemnification provisions which were not legally invalidated and to the full extent permitted by applicable law.

           The Company's Certificate eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:
(i) any breach of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;
(iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

           Individual indemnification agreements (the
"Indemnification Agreements") have been entered into by the Company with its directors, executive officers, and certain other officers. The Indemnification Agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of the Company's Bylaws.

           The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Bylaws.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.


ITEM 8.    EXHIBITS

           See the attached Exhibit Index.


ITEM 9.    UNDERTAKINGS

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)  To include any prospectus required by
           Section 10(a)(3) of the Securities Act of 1933 (the
           "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and
      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 12, 1997.


                               POWER-ONE, INC.


                          By:  /s/  Steven J. Goldman
                                    Steven J. Goldman
                                    Chief Executive Officer



                         POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints Steven J. Goldman and Eddie K. Schnopp his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                                      DATE

/s/ Steven J. Goldman     President, Chief Executive Officer and
Steven J. Goldman         Director                                   December 12, 1997

/s/ Eddie K. Schnopp      Vice President, Chief Financial Officer
Eddie K. Schnopp          and Secretary (chief financial officer
                          and principal accounting officer)          December 12, 1997

/s/ Jon E.M. Jacoby       Director                                   December 12, 1997
Jon E.M. Jacoby

/s/ Douglas H. Martin     Director                                   December 12, 1997
Douglas H. Martin

/s/ Albert Y.C. Yu        Director                                   December 12, 1997
Albert Y.C. Yu


                           EXHIBIT INDEX

Exhibit                                                        Sequentially
Number              Description                                Numbered Page

4.1                 Employee Stock Purchase Plan*               --
4.2                 Form of Subscription Agreement              11
5                   Opinion of O'Melveny & Myers LLP
                    (opinion re legality)                       12
24.1                Consent of Independent Auditors'            13
24.2                Consent of O'Melveny & Myers LLP
                    (included in Exhibit 5)                     12
25                  Power of Attorney (included in
                    this Registration Statement under
                    "Signatures")                               9

*  Incorporated by reference from the Company's Registration
   Statement File No. 333-32889.


